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                                 EXHIBIT 11.2



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                                                                  EXHIBIT 11.2

                               AVON PRODUCTS, INC.
             COMPUTATION OF FULLY DILUTED INCOME (LOSS) PER SHARE
                     (In millions, except per share data)


                                                   Years ended December 31
                                                   -----------------------
                                                   1994      1993     1992
                                                   ----      ----     ----
Weighted average shares of common stock
  Weighted average shares outstanding during
    the year.................................     70.59     72.06    71.99

  Common stock equivalents...................       .19       .08      .11
                                                -------   -------   ------
  Weighted average shares for fully diluted
    income per share computation.............     70.78     72.14    72.10
                                                =======   =======   ======


Income applicable to common stock:
  Income from continuing operations..........   $ 264.8    $236.9   $164.2
  Discontinued operations, net...............     (23.8)      2.7     10.8
  Cumulative effect of accounting changes,
    net of taxes.............................     (45.2)   (107.5)      --
                                                -------   -------   ------
  Net income.................................   $ 195.8   $ 132.1   $175.0
                                                =======   =======   ======


Fully diluted income (loss) per share:
  Continuing operations......................   $  3.75   $  3.28   $ 2.28
  Discontinued operations....................      (.34)      .04      .15
  Cumulative effect of accounting changes....      (.64)    (1.49)      --
                                                -------   -------   ------
  Net income.................................   $  2.77   $  1.83   $ 2.43
                                                =======   =======   ======